EXHIBIT 10.3
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                            COMVERSE TECHNOLOGY, INC.
                            -------------------------
               2005 STOCK INCENTIVE COMPENSATION PLAN (THE "PLAN")
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              DEFERRED STOCK AWARD AGREEMENT, DATED APRIL 27, 2007


Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement, dated July 13, 2006, as amended on April 27, 2007, between Comverse Technology, Inc. and Avi Aronovitz (the "Employment Agreement").

NAME OF GRANTEE:          Avi Aronovitz ("Grantee")

DATE OF GRANT:            April 20, 2007

TYPE OF AWARD:            Deferred Stock Award (this "Award"), each unit
                          representing the right to receive on the terms and conditions of this Agreement and the Plan a share of Common Stock, $0.01 par value per share ("Share"), of Comverse Technology, Inc. (the "Company"), subject to adjustment thereto as provided under this Agreement or at the election of the Company a cash payment in lieu thereof.

TOTAL NUMBER OF
DEFERRED STOCK AWARDED:   11,490 Deferred Stock Shares.


VESTING AND
ACCELERATION OF AWARD:    This Award shall vest in accordance with the vesting
                          schedule set forth below unless, with respect to the portion thereof vesting on a particular vesting date, the Grantee's Continuous Service (as defined in the Plan) with the Company, a Subsidiary or a parent company has terminated prior to such vesting date;
                          provided, however, that this Award shall vest on an accelerated basis, with respect to all shares of deferred stock awarded to the Grantee upon the first to occur of any of the following events: (i) death or termination due to Disability of Grantee; and (ii) the termination of the Term of Employment either by the Company for any reason other than Cause or by Grantee for Good Reason (each date on which this Award shall vest, by acceleration or otherwise, a "Vesting Date").

                          ------------------------   ---------------------------
                                  VESTING DATE          VESTING PERCENTAGE
                          ------------------------   ---------------------------
                                April 20, 2008                  75%
                          ------------------------   ---------------------------
                                April 20, 2009                  25%
                          ------------------------   ---------------------------

SETTLEMENT OF AWARD:      Shares in settlement of this Award (or, at the
                          Company's election, cash in lieu of delivery of shares based on the fair market value thereof on the Settlement Date (as defined below)) shall be delivered to Grantee on the applicable Vesting Date.

DIVIDEND EQUIVALENT
RIGHTS                    NONE.


TRANSFER RESTRICTIONS     Shares issued in settlement of this Award shall not be
                          subject to any additional transfer restrictions.

REGISTRATION OF SHARES    The Company shall use reasonable best efforts to
                          register under the Securities Act a sufficient number shares of Common Stock to permit delivery to Grantee of all Shares that may be acquired by Grantee upon the vesting of the Deferred Stock Award; provided, however, that the Company shall only be so required to



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                          register the Shares on Form S-8 under the Securities
                          Act (or any successor form) and, provided, further, that the Company shall not be required to file a resale prospectus with respect to such Shares to the extent such Shares may be resold pursuant to an exemption from the registration requirements of the Securities Act.

MODIFICATIONS TO COMPLY
WITH SECTION 409A.        To the extent applicable, this Agreement shall be
                          interpreted in accordance with Section 409A of Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the date on which a Deferred
                          Stock Award is granted. Without limiting the authority of the Committee under the terms of the Plan to make modifications to the Deferred Stock Award by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Deferred Stock Award or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Deferred
                          Stock Award because such event interferes with the operation of the Plan, and notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Grantee under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Deferred
                          Stock Award or any other provision of this Agreement or this or the Plan, the Company may (a) adopt such amendments to the Deferred Stock Award, including amendments to this Agreement (having prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the Deferred
                          Stock Award and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related
                          Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Deferred Stock Award was awarded. Nothing contained in this Deferred Stock Award Agreement shall limit or impair the rights of Grantee under Section 28 of the Employment Agreement.









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By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of the Comverse Technology, Inc. 2005 Stock Incentive Compensation Plan and this Agreement ("Agreement").


GRANTEE:                                    COMVERSE TECHNOLOGY, INC.



/s/  Avi Aronovitz                          By:   /s/  Paul L. Robinson
--------------------------------                --------------------------------
Avi Aronovitz                               Name:  Paul L. Robinson

                                            Title: Executive Vice President,
                                                   Chief Operating Officer
                                                   and General Counsel















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